Exhibit 10.10

MFA FINANCIAL, INC.
FOURTH AMENDED AND RESTATED
2003 NONEMPLOYEE DIRECTORS’ DEFERRED COMPENSATION PLAN
(as amended and restated through December 15, 2014)
1.Purpose
The purpose of the Plan is to provide Nonemployee Directors of the Corporation with an opportunity to defer 100% or 50% of their Compensation or to defer Equity Awards while at the same time aligning their interests more closely with the interests of the stockholders of the Corporation. This Plan was an amendment and complete restatement of the Amended and Restated 2003 Nonemployee Directors’ Deferred Compensation Plan and became effective as of November 1, 2012. The Plan is hereby further amended as of December 15, 2014.
2.    Effective Date
This Plan became effective on November 1, 2012 and is hereby amended as of the Amendment Effective Date. Compensation and Equity Awards deferred under the Plan with respect to services performed on or before December 31, 2014 shall be governed by the terms of the Plan in effect for such Compensation and Equity Awards prior to the Amendment Effective Date.
3.    Definitions
In this Plan, the following definitions shall apply:
“Administrator” - the person, persons or entity appointed by the Board from time to time to manage and administer the Plan.
“Amendment Effective Date” – December 15, 2014
“Annual Meeting” - annual meetings of stockholders of the Corporation at which directors of the Board are elected.
“Board” - the Board of Directors of the Corporation.
“Code” - the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
“Common Stock” - the Corporation’s common stock, $0.01 par value per share.
“Compensation” - the aggregate value of all annual cash compensation payable to a Nonemployee Director for service on the Board (exclusive of any reimbursable expenses relating to such Nonemployee Director’s service on the Board).
“Compensation Account” - the account maintained by the Corporation for Deferred Stock Units credited in accordance with Section 6 of the Plan.
“Corporation” - MFA Financial, Inc., a Maryland corporation, and its successors.
“Deferral Period” - the five-year period, if so elected, during which Compensation for a particular year is to be deferred. At the conclusion of the Deferral Period, such deferred Compensation will be paid out in a lump sum or, if so elected, in a specified number of annual installments not to exceed five years. If the deferred Compensation is paid out in annual installments, such installment payments shall be treated as a series of separate payments for purposes of Section 409A of the Code. Except as otherwise provided in Section 8(a) of the Plan, payment(s) will commence, or be made in a lump sum, no earlier than January 15 of the year first following the five-year anniversary of the applicable election date. For example, if during 2012 a Participant elects the Deferral Period (i.e., 5 years) for Compensation deferred in 2013, the payment(s) shall be made/commence on or after January 15, 2018.

“Deferred Stock Unit” - a credit to a Participant’s Compensation Account under Section 6(a) that represents the right to receive a cash payment equal to the Fair Market Value of one Share on settlement of the Compensation Account.
“Equity Account” - the account maintained by the Corporation for Restricted Stock Units credited in accordance with Section 9 of the Plan.
“Equity Award” - either fully vested Shares or fully vested Restricted Stock Units granted pursuant to the Equity Incentive Plan, or any successor plan.
“Equity Incentive Plan” – the MFA Financial, Inc. Amended and Restated 2010 Equity Compensation Plan, as amended from time to time.
“Fair Market Value” - for any date, the average of the high and low sales prices for Shares of the Corporation’s Common Stock, as reported by the New York Stock Exchange or such other relevant exchange on which the Corporation’s Common Stock is traded.
“Incumbent Directors” - persons who, as of the Effective Date, constitute the Board.
“Nonemployee Director” - a member of the Board who is not also an employee of the Corporation and/or an employee of any affiliate of the Corporation.
“Participant” - each Nonemployee Director who elects to defer 50% or 100% of his or her Compensation or defers an Equity Award under this Plan.
“Plan” - MFA Financial, Inc. Third Amended and Restated 2003 Nonemployee Directors’ Deferred Compensation Plan, as it may be amended from time to time.
“Restricted Stock Unit” - a phantom interest granted pursuant to the Equity Incentive Plan or any successor thereto that represents the right to receive one Share on settlement, in accordance with the Restricted Stock Unit Agreement.
“Restricted Stock Unit Agreement” - a written agreement to be entered into between the Corporation and the Participant in connection with the grant of Restricted Stock Units.
“Second Election” – (a) with respect to Compensation, an election pursuant to Section 5(c)(4) of the Plan which changes the Nonemployee Director’s prior deferral election, or (b) with respect to Restricted Stock Units, an election pursuant to Section 9(b)(4), which defers the settlement date of the Restricted Stock Units.
“Share” - a share of Common Stock of the Corporation.
“Termination of Service” - termination of service with the Corporation, which shall be interpreted in a manner that is consistent with the definition of a “separation from service” under Section 409A of the Code and Treasury Regulation 1.409A-1(h).
4.    Administration
(a)    Subject to the oversight of the Board, the Administrator shall have authority to administer the Plan, including conclusive authority to construe and interpret the Plan, to establish rules, policies, procedures, forms and notices for use in carrying out the Plan, and to make all other determinations necessary or desirable for administration of the Plan. The Administrator may delegate some or all of its functions to another person(s) as it may deem appropriate.
(b)    Notwithstanding any other provision herein to the contrary, the Corporation intends that the Plan comply with the requirements of Section 409A of the Code, and the Administrator shall administer the Plan and exercise authority and discretion under the Plan to satisfy the requirements of Section 409A of the Code or any exemption thereto.

5.    Elections to Defer Compensation
(a)    Amount of Deferral. A Nonemployee Director may elect to defer receipt of 50% or 100% of such Nonemployee Director’s Compensation otherwise thereafter payable to such Nonemployee Director.
(b)    Manner of Electing Deferral. An election to defer Compensation shall be made by each Participant by giving written notice to the Administrator in the form approved by the Administrator. Such notice shall address, without limitation:
(1)    the percentage of Compensation for the next calendar year to be deferred;
(2)    if applicable, an election for the Compensation Account to be settled following a five-year Deferral Period; and
(3)    an election for the Compensation Account to be settled in either a lump-sum payment or in a specified number of annual installments (not to exceed five).
(c)    Time of Election; Effectiveness; Change of Election.
(1)    An election to defer Compensation shall be made by a Nonemployee Director no later than the end of the calendar year preceding the year for which the Compensation was earned. Notwithstanding the foregoing, a Nonemployee Director who first becomes eligible to participate in the Plan may make an election to defer any future Compensation within 30 days after the date of such eligibility; provided, however, that such deferral election shall only apply to the pro rata portion of the Compensation that is earned from the date of such election through the remainder of the year.
(2)    An election made prior to the year for which the Compensation is earned shall be irrevocable as of the last day of the calendar year in which the election is made and shall continue in effect until the end of the calendar year for which Compensation is earned.
(3)    A Nonemployee Director may elect to defer Compensation annually by submitting an Annual Participant Election Form provided by the Administrator, and the election submitted shall only be effective prospectively for the calendar year commencing immediately after the time of such submission.
(4)    Notwithstanding the foregoing, with respect to any previously deferred Compensation, a Nonemployee Director may make a Second Election, which must, except as may otherwise be permitted under the rules applicable under Section 409A of the Code, (A) be effective at least one year after it is made, or, in the case of payments to commence at a specific time, be made at least one year before the first scheduled payment, and (B) defer the commencement of distributions (and each affected distribution) for at least five years.
6.    Deferred Compensation Account
(a)    Establishment of Compensation Account. The Corporation will maintain Compensation Account(s) for each Participant for each year in which they elect to participate in the Plan, which will reflect the Compensation deferred by such Participant for a given calendar year. Compensation Accounts under this Plan shall be unfunded and shall represent only an unsecured claim against the general assets of the Corporation.
(b)    Deferred Stock Units. In any given calendar year, a Participant’s election to defer either 50% or 100% of the Compensation earned by such Participant shall be in the form of Deferred Stock Units. Such deferral election shall be made in accordance with the provisions of Sections 5(b) and 5(c) of the Plan. The number of Deferred Stock Units credited to the Participant’s Compensation Account, at the time such Compensation would otherwise have been payable absent the election to defer, will be equal to (i) the otherwise payable amount divided by (ii) the Fair Market Value of a Share on the last trading day preceding the credit date. In addition, on each date on which a cash dividend is payable on the Shares, the Participant’s Compensation Account shall be credited with a number of Deferred Stock Units equal to (i) the per Share cash dividend times the number of Deferred Stock Units then credited to the Compensation Account, divided by (ii) the Fair Market Value of a Share on the last trading day preceding the dividend payment date. Compensation Accounts shall be credited with fractional Deferred Stock Units, rounded to the third decimal place. Such additional Deferred Stock Units shall be paid to the Participant at the same time as Deferred Stock Units are received by the Participant with respect to the deferral of Compensation.
(c)    Adjustments. In case of a stock split, stock dividend, or other relevant change in capitalization of the Corporation, the number of Deferred Stock Units credited to a Participant’s Compensation Account shall be adjusted in such manner as the Administrator deems appropriate.
7.    Valuation
The value of a Compensation Account as of any date on which a settlement payment is to be made under Section 8 shall be the amount equal to the number of Deferred Stock Units then credited to the Participant’s Compensation Account times the Fair Market Value of a Share on the last trading day preceding the payment date.
8.    Settlement
(a)    General. The Deferred Stock Units credited to a Participant’s Compensation Account shall be distributed or commence distribution to a Participant on the earlier of (i) the year first following the year in which a Termination of Service occurs, or (ii) with respect to any particular Compensation Account, the year first following the year in which the five-year Deferral Period elected by such Participant for such Compensation Account expires. To the extent that a Compensation Account is to be distributed to a Participant in accordance with this Section 8, such distribution shall occur on or about, but no earlier than, January 15 of the applicable distribution year.
(b)    Lump Sum. If a Participant elects lump sum settlement, an amount of cash equal to the value of the Deferred Stock Units credited to the Compensation Account determined in accordance with Section 7 shall be paid to the Participant in accordance with Section 8(a).
(c)    Installment Payments. If a Participant elects settlement in installments, an amount of cash determined as hereafter provided shall be paid to the Participant in accordance with Section 8(a) in each year of the installment payment period elected. The amount of each installment shall be equal to (i) the value of the Deferred Stock Units credited to the Participant’s Compensation Account as of the payment date for such installment, determined in accordance with Section 7, divided by (ii) the number of unpaid installments. Each installment payment shall be debited to the Deferred Stock Units in a Participant’s Compensation Account.
(d)    Payment on Death. Notwithstanding a Participant’s settlement election, in the event of a Participant’s death an amount of cash equal to the remaining value of the Compensation Account determined as provided in Section 7 shall be paid in a single payment to the Participant’s estate as soon as possible, without undue delay, but in no event later than 90 days after the date of the Participant’s death.
(e)    No Withdrawal. A Participant may not withdraw from the Participant’s Compensation Account, and no amounts shall be distributed with respect to a Participant’s Account, prior to the applicable distribution date.
(f)    Cash Settlement Only. Settlement of a Compensation Account under this Plan shall be made only in cash, via wire transfer or check in U.S. dollars.
9.    Equity Awards.
(a)    Type of Equity Awards. Nonemployee Directors shall also be eligible to receive for service on the Board annual Equity Awards in an amount and on such terms and conditions as prescribed by the Board or Compensation Committee of the Board. Unless the Board or Compensation Committee determines otherwise, such Equity Awards shall be, as elected by the Participant in accordance with this Plan, granted in the form of fully vested Shares or fully vested Restricted Stock Units.

(b)    Election of Form and Distribution of Equity Awards.
(1)    The Participant may elect to receive each applicable Equity Award in the form of fully vested Shares or fully vested Restricted Stock Units. Such election shall be made no later than the end of the calendar year preceding the applicable Annual Meeting. Notwithstanding the foregoing, a Participant who first becomes eligible to participate in the Plan may make an election as to the form of the applicable Equity Award within 30 days after the date of such eligibility; provided, however, that, with respect to the then-current annual period, the Participant may elect to receive Restricted Stock Units only with respect to the pro rata portion of the number of Shares included in the Equity Award that are earned from the date of such election through the remainder of the year.
(2)    The election described in Section 9(b)(1) shall be made by giving written notice to the Administrator in the form approved by the Administrator. The Participant’s election as to the form of the Equity Award to be received at the next annual meeting shall be irrevocable as of December 31 of the year preceding the year of the applicable Annual Meeting. Unless a new election is submitted in accordance with this Section 9(b)(2), the previous election submitted to the Corporation shall continue in effect from period to period and from meeting to meeting, as applicable. The Equity Award for any Participant who fails to make an election shall be granted in the form of fully vested Shares of Common Stock.
(3)    With respect to each Participant who elects to receive Restricted Stock Units, such Restricted Stock Units shall be credited to an Equity Account maintained by the Company on behalf of such Participant. Equity Accounts under this Plan shall be unfunded and shall represent only an unsecured claim against the general assets of the Corporation.
(4)    Shares pursuant to Restricted Stock Units shall be distributed in a lump sum on the earlier of (i) the calendar year first following the year in which a Termination of Service occurs, or (ii) the calendar year first following the fifth anniversary of the grant date of such Restricted Stock Units. To the extent that Shares are to be distributed to a Participant in accordance with this Section 9, such distribution shall occur on or about, but no earlier than, January 15 of the applicable distribution year. Notwithstanding the foregoing, a Nonemployee Director may make a Second Election with respect to Restricted Stock Units, which must, except as may otherwise be permitted under the rules applicable under Section 409A of the Code, (A) be effective at least one year after it is made, or, in the case of payment to be made at a specific time, be made at least one year before settlement, and (B) defer the settlement of Restricted Stock Units for at least five years.
(5)    All Restricted Stock Units shall be settled in Shares, and all Shares issued with respect to Restricted Stock Units shall be issued under the Equity Incentive Plan.
(c)    Payment on Death. Notwithstanding a Participant’s settlement election, in the event of a Participant’s death, Shares pursuant to Restricted Stock Units shall be distributed in a single lump sum to the Participant’s estate as soon as possible, without undue delay, but in no event later than 90 days after the date of the Participant’s death.
10.    Non-Assignability
The right of a Participant to receive any unpaid portion of the Participant’s Compensation Account or Equity Account may not be assigned or transferred except by will or the laws of descent and distribution, and may not be pledged or encumbered or be subject to attachment, execution, or levy of any kind.
11.    Amendment and Termination
This Plan may be amended, modified or terminated by the Board at any time (taking into account, without limitation, Section 409A of the Code as the Board may deem appropriate), provided that no such amendment, modification or termination shall, without the consent of a Participant, adversely affect such Participant’s rights with respect to amounts accrued in the Participant’s Compensation Account or Equity Account.

12.    Governing Law
This Plan and all actions taken under it shall be governed by the laws of the State of New York, without reference to conflict of law principles.
13.    Severability
If any provision of this Plan shall be deemed illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable.
14.    Compliance
The Administrator is authorized to take such steps as may be necessary including, without limitation, delaying effectiveness of a Participant’s election or delaying settlement of a Compensation Account or Equity Account, in order to ensure that this Plan and all actions taken under it comply with any law, regulation, or listing requirement which the Administrator deems applicable or desirable, including the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Plan is intended to be construed and administered in compliance with Section 409A of the Code. Notwithstanding the foregoing, the Corporation makes no representation that the Plan complies with Section 409A of the Code and shall have no liability to any Participant for any failure to comply with Section 409A of the Code. .
15.    Withholding
If the Corporation concludes that any tax is owing with respect to any deferral of income or payment hereunder, the Corporation shall withhold such amounts from any payments due the Participant, or otherwise make appropriate arrangements with the Participant for satisfaction of such obligation.